EXHIBIT 10.1

SEVENTH AMENDMENT TO THE

CAREER EDUCATION CORPORATION

1998 EMPLOYEE INCENTIVE COMPENSATION PLAN

WHEREAS, Career Education Corporation (the “Company”) has established and maintains the Career Education Corporation 1998 Employee Incentive Compensation Plan (the “Plan”), effective as of April 1, 1998, as amended on July 29, 1998, February 17, 1999, January 24, 2000, April 5, 2002, May 19, 2003, and May 21, 2004; and

WHEREAS, the Company desires to further amend the Plan to remove the provisions in the Plan granting the Company the authority to, at the discretion of the Committee (as defined in the Plan) (i) lend to the Participant (as defined in the Plan) a portion of the Option Price (as defined in the Plan), or (ii) guarantee a loan obtained by the Participant from a third-party for the purpose of tendering the Option Price;

NOW, THEREFORE, BE IT RESOLVED that, pursuant to the power and authority reserved to the Company by Section 13.1 of the Plan, and pursuant to the authority delegated to the Committee, the Plan be and hereby is amended, effective July 22, 2005, in the following manner:

1.               Section 6.3(e) is hereby deleted in its entirety.

2.               Section 6.3(f) is hereby amended by deleting the reference to “(f)” and replacing it with “(e)”.

3.               Section 6.3(g) is hereby amended by deleting the reference to “(g)” and replacing it with “(f)”.

Except as provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed effective as of the 22nd day of July, 2005.

CAREER EDUCATION CORPORATION

By:	/s/ John M. Larson
John M. Larson
President and Chief Executive Officer